UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

                      FEBRUARY 15, 2000
                     ------------------
              (Date of earliest event reported)


         LABORATORY CORPORATION OF AMERICA HOLDINGS
         ------------------------------------------
   (Exact name of registrant as specified in its charter)


   DELAWARE              1-11353             13-3757370
   --------              -------             ----------
(State or other         (Commission         (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                               Number)


   358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
   -------------------------------------------------------
          (Address of principal executive offices)

                        336-229-1127
                        ------------
    (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

On February 15, 2000 the Company issued a press release announcing results for the quarter and twelve months ended December 31, 1999. The Company also announced that its Board of Directors declared dividends on the Company's 8 1/2 percent Series A Convertible Exchangeable Preferred Stock and the Company's 8 1/2 percent Series B Convertible Pay-in-Kind Preferred Stock. In addition, the Board of Directors announced that it has approved, subject to shareholder approval, a one-for-ten reverse stock split. If approved by shareholders, common shareholders will receive one new share for every ten that they own. The Company will seek approval for the reverse stock split at its annual meeting which is expected to be held in early May.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

 (c)  Exhibit
      20  Press release of the Company dated
          February 15, 2000.


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                         SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                         (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: February 29, 2000

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